UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2025

SHF Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40524	86-2409612
(Commission File Number)	(IRS Employer Identification No.)

1526 Cole Blvd., Suite 250

Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 431-3435

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	SHFS	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SHFSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 6, 2025, at the Special Meeting (as defined below), the stockholders of SHF Holdings, Inc. (the “Company”) approved an amendment (the “Authorized Shares Amendment”) to the Company’s Certificate of Incorporation (as amended and/or restated to date, the “Certificate of Incorporation”) to increase the number of authorized shares of the Company’s common stock from 130,000,000 to 1,000,000,000 (the “Authorized Shares Amendment Proposal”). The Authorized Shares Amendment was previously approved by the Company’s Board of Directors (the “Board”), subject to stockholder approval at the Special Meeting, and the Authorized Shares Amendment became effective upon such stockholder approval. The Company filed the Authorized Shares Amendment with the Secretary of State of the State of Delaware on November 7, 2025.

A description of the Authorized Shares Amendment is set forth in the Company’s Definitive Proxy Statement for the Special Meeting filed with the U.S. Securities and Exchange Commission on October 24, 2025 (the “Proxy Statement”) and is incorporated by reference herein. The description of the Authorized Shares Amendment contained herein and in the Proxy Statement is qualified in its entirety by reference to the full text of the Authorized Shares Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 6, 2025, the Company held a special meeting (the “Special Meeting”) of its stockholders. All matters voted upon at the Special Meeting were approved with the required votes. The matters that were voted upon at the Special Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each such matter are set forth below.

1. The Authorized Shares Amendment Proposal.

The Authorized Shares Amendment Proposal was approved, with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
1,541,096	94,319	6,241	0

2. A proposal to approve the issuance of shares of the Company’s common stock issuable upon the (i) conversion of 31,052 shares of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share, with a conversion price of $7.7644 and (ii) exercise of warrants with an exercise price of $7.7644 to acquire up to 1,999,543 shares of the Company’s common stock (the “SPA Issuance Proposal”).

The SPA Issuance Proposal was ratified, with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
1,588,199	47,151	6,306	0

3. A proposal to approve the issuance of certain shares of the Company’s common stock to CREO Investments LLC (“CREO”) pursuant to that certain Common Stock Purchase Agreement, dated as of September 17, 2025, by and between the Company and CREO (the “Common Stock Issuance Proposal”).

The Common Stock Issuance Proposal was ratified, with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
1,587,886	47,264	6,506	0

4. A proposal to approve, pursuant to Nasdaq Listing Rule 5635(c), of the participation by the Company’s management and a director in certain offerings of the Company’s common stock (the “Management Participation Proposal”).

The Management Participation Proposal was approved, with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
1,601,289	34,429	5,938	0

5. A proposal to grant the Board the authority to amend the Certificate of Incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock within the range of 2-for-1 to 12-for-1, with the exact ratio to be determined by the Board (the “Reverse Stock Split Proposal”).

The Reverse Stock Split Proposal was approved, with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
1,595,746	39,796	6,114	0

6. A proposal to adjourn the Special Meeting (the “Adjournment Proposal”).

The Adjournment Proposal was approved, with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
1,591,205	44,150	6,301	0

Item 7.01	Regulation FD Disclosure.

On November 10, 2025, the Company issued a press release regarding the results of the Special Meeting, which is being furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statement and Exhibits

(d) Exhibits.

Exhibit Number	Description
3.1	Amendment to SHF Holdings, Inc. Certificate of Incorporation.
99.1	Press Release, dated November 10, 2025.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHF HOLDINGS, INC.

Date: November 10, 2025	By:	/s/ Terrance E. Mendez
Terrance E. Mendez
Chief Executive Officer